Exhibit 99.1

Contacts:	Roy I. Lamoreaux	Al Swanson
	Director, Investor Relations	Senior Vice President, CFO
	713/646-4222 – 800/564-3036	713/646-4455 – 800/564-3036

FOR IMMEDIATE RELEASE

Plains All American Pipeline, L.P. Reports

 Solid Fourth-Quarter and Full-Year 2009 Results

(Houston — February 10, 2010) Plains All American Pipeline, L.P. (NYSE: PAA) today reported net income attributable to Plains of $110 million, or $0.52 per diluted limited partner unit, for the fourth quarter 2009 and net income attributable to Plains of $579 million, or $3.32 per diluted limited partner unit, for the full year 2009.  Net income attributable to Plains for the fourth quarter 2008 was $98 million, or $0.56 per diluted limited partner unit, and net income attributable to Plains for the full year 2008 was $437 million, or $2.64 per diluted limited partner unit.

The Partnership reported earnings before interest, taxes, depreciation and amortization (“EBITDA”) of $236 million and $1.05 billion for the respective fourth-quarter and full-year 2009 periods, compared with reported EBITDA for the comparable 2008 periods of $213 million and $852 million. (See the section of this release entitled “Non-GAAP Financial Measures” and the attached tables for discussion of EBITDA and other non-GAAP financial measures, and reconciliations of such measures to the comparable GAAP measures.)

“2009 represents another year of solid execution for the Partnership and marks eight consecutive years of delivering performance in line with guidance,” stated Greg L. Armstrong, Chairman and CEO of Plains All American. “These solid results, generated during a period of significant volatility in the energy markets, further reinforce the durability and predictability of PAA’s baseline cash flow and are indicative of the positive transformation that PAA has undertaken over the past several years towards a lower risk profile.”

Armstrong continued, “In addition to delivering operating and financial performance in line with guidance, throughout 2009 we invested approximately $760 million in organic growth projects and acquisitions, increased the distributions we paid by 3.6%, and generated aggregate annual distribution coverage of 114%.  We ended the year with a solid balance sheet and approximately $975 million of committed liquidity.  As we look forward to 2010 and beyond, we are well positioned to continue to grow our business platforms and distributable cash flow through a combination of our organic growth capital projects and acquisitions.”

The Partnership’s reported results include the impact of items that affect comparability between reporting periods. These items are excluded from adjusted results, as further described in the table below.  Accordingly, the Partnership’s fourth-quarter 2009 adjusted net income attributable to Plains, adjusted net income per diluted limited partner unit and adjusted EBITDA were $149 million, $0.80 and $275

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333 Clay Street, Suite 1600 Houston, Texas 77002 713-646-4100 / 800-564-3036

million, respectively, as compared to fourth-quarter 2008 adjusted net income attributable to Plains, adjusted net income per diluted limited partner unit and adjusted EBITDA of $121 million, $0.74 and $236 million, respectively.

The Partnership’s adjusted net income attributable to Plains, adjusted net income per diluted limited partner unit and adjusted EBITDA for the full year 2009 were $555 million, $3.14 and $1.02 billion, respectively, as compared to adjusted net income attributable to Plains, adjusted net income per diluted limited partner unit and adjusted EBITDA for the full year 2008 of $472 million, $2.93 and $887 million, respectively.

The following table summarizes selected items that the Partnership believes impact comparability of financial results between reporting periods (amounts in millions, except per unit amounts):

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
	(In millions, except per unit data)
Selected Items Impacting Comparability - Income / (Loss):
Equity compensation benefit/(charge) (1)	$(14)	$2	$(50)	$(21)
Inventory valuation adjustments net of gains/(losses) from related derivative activities (2)	—	(16)	24	(11)
Gains/(losses) from other derivative activities (2) (3)	(20)	4	34	7
Net loss on early repayment of 7.125% $250 million senior notes	(4)	—	(4)	—
PNGS contingent consideration fair value adjustment	(1)	—	(1)	—
Net gain on purchase of remaining 50% interest in PNGS	—	—	9	—
Net gain/(loss) on foreign currency revaluation	—	(13)	12	(21)
Gains on acquisition-related foreign currency and linefill hedges	—	—	—	11
Selected items impacting comparability	(39)	(23)	24	(35)
Less: GP 2% portion of selected items impacting comparability	1	—	—	1
LP 98% portion of selected items impacting comparability	$(38)	$(23)	$24	$(34)

Impact to basic net income per limited partner unit	$(0.28)	$(0.19)	$0.18	$(0.29)
Impact to diluted net income per limited partner unit	$(0.28)	$(0.18)	$0.18	$(0.29)

(1)                          The equity compensation benefits and charges for the three and twelve months ended December 31, 2009 and 2008 exclude the portion of the equity compensation expense represented by grants under the LTIP Plans that, pursuant to the terms of the grant, will be settled in cash only and have no impact on diluted units.  The portion of the equity compensation expense attributable to the cash portion of the LTIP Plans is approximately $6 million and less than $1 million for the three months ended December 31, 2009 and 2008, respectively, and approximately $18 million and $3 million for the twelve months ended December 31, 2009 and 2008, respectively.

(2)                          Gains and losses from derivative activities related to revalued inventory are included in the line item “Inventory valuation adjustments net of (gains)/losses from related derivative activities;” gains and losses from derivative activities not related to revalued inventory are included in the line item “Gains/(losses) from other derivative activities.”

(3)                          Gains and losses from other derivative activities for the three and twelve months ended December 31, 2009 includes losses of approximately $2 million and $4 million, respectively, related to interest rate derivatives, which are included in other income/(expense), net, but do not impact segment profit.  Gains and losses from other derivative activities for both the three and twelve months ended December 31, 2008 include gains of approximately $3 million related to interest rate derivatives, which are included in other income/(expense), net, but do not impact segment profit.

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The following tables present certain selected financial information by segment for the fourth-quarter and full-year reporting periods (amounts in millions):

	Three Months Ended			Three Months Ended
	December 31, 2009			December 31, 2008
	Transportation	Facilities	Supply & Logistics (1)	Transportation	Facilities	Supply & Logistics (1)
Revenues (2)	$248	$103	$5,881	$246	$77	$4,755
Purchases and related costs (2)	(16)	(4)	(5,752)	(21)	—	(4,663)
Field operating costs (excluding equity compensation charge) (2)	(84)	(35)	(43)	(85)	(28)	(47)
Equity compensation charge - operations	(3)	—	(1)	—	—	—
Segment G&A expenses (excluding equity compensation benefit/(charge)) (3)	(17)	(8)	(17)	(13)	(5)	(15)
Equity compensation benefit/(charge) - general and administrative	(7)	(3)	(6)	1	—	1
Equity earnings in unconsolidated entities	2	—	—	2	2	—
Reported segment profit	$123	$53	$62	$130	$46	$31

Selected items impacting comparability of segment profit:
Equity compensation (benefit)/charge (4)	7	3	4	(1)	—	(1)
Inventory valuation adjustments net of (gains)/losses from related derivative activities (5)	—	—	—	—	—	16
(Gains)/losses from other derivative activities (5) (6)	—	—	18	—	—	(1)
Net loss on foreign currency revaluation	—	—	—	—	—	13
Subtotal	7	3	22	(1)	—	27
Segment profit excluding selected items impacting comparability	$130	$56	$84	$129	$46	$58

Maintenance capital	$17	$5	$3	$16	$8	$1

	Twelve Months Ended			Twelve Months Ended
	December 31, 2009			December 31, 2008
	Transportation	Facilities	Supply & Logistics (1)	Transportation	Facilities	Supply & Logistics (1)
Revenues (2)	$961	$362	$17,759	$927	$270	$29,350
Purchases and related costs (2)	(63)	(5)	(17,141)	(88)	—	(28,873)
Field operating costs (excluding equity compensation charge) (2)	(333)	(120)	(183)	(331)	(104)	(185)
Equity compensation charge - operations	(9)	(1)	(1)	(1)	—	—
Segment G&A expenses (excluding equity compensation charge) (3)	(61)	(26)	(67)	(56)	(18)	(63)
Equity compensation charge - general and administrative	(25)	(10)	(22)	(11)	(4)	(8)
Equity earnings in unconsolidated entities	7	8	—	5	9	—
Reported segment profit	$477	$208	$345	$445	$153	$221

Selected items impacting comparability of segment profit:
Equity compensation charge (4)	25	9	16	11	3	7
Inventory valuation adjustments net of (gains)/losses from related derivative activities (5)	—	—	(24)	—	—	11
(Gains)/losses from other derivative activities (5) (6)	—	—	(38)	—	—	(4)
Net (gain)/loss on foreign currency revaluation	—	—	(12)	—	—	21
Subtotal	25	9	(58)	11	3	35
Segment profit excluding selected items impacting comparability	$502	$217	$287	$456	$156	$256

Maintenance capital	$57	$16	$8	$54	$23	$4

(1)	We previously referred to the Supply and Logistics segment as the Marketing segment. We revised the segment name to better describe the business activities conducted within that segment.
(2)	Includes intersegment amounts.
(3)

Segment general and administrative expenses (G&A) reflect direct costs attributable to each segment and an allocation of other expenses to the segments based on the business activities that existed at that time. The proportional allocations by segment require judgment by management and will continue to be based on the business activities that exist during each period.

(4)

The equity compensation benefits and charges for the three and twelve months ended December 31, 2009 and 2008 exclude the portion of the equity compensation expense represented by grants under the LTIP Plans that, pursuant to the terms of the grant, will be settled in cash only and have no impact on diluted units. The portion of the equity compensation expense attributable to the cash portion of the LTIP Plans is approximately $6 million and less than $1 million for the three months ended December 31, 2009 and 2008, respectively, and approximately $18 million and $3 million for the twelve months ended December 31, 2009 and 2008, respectively.

(5)

Gains and losses from derivative activities related to revalued inventory are included in the line item “Inventory valuation adjustments net of (gains)/losses from related derivative activities;” gains and losses from derivative activities not related to revalued inventory are included in the line item “Gains/(losses) from other derivative activities.”

(6)

Gains and losses from other derivative activities for the three and twelve months ended December 31, 2009 includes losses of approximately $2 million and $4 million, respectively, related to interest rate derivatives, which are included in other income/(expense), net, but do not impact segment profit. Gains and losses from other derivative activities for both the three and twelve months ended December 31, 2008 include gains of approximately $3 million related to interest rate derivatives, which are included in other income/(expense), net, but do not impact segment profit.

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333 Clay Street, Suite 1600 Houston, Texas 77002 713-646-4100 / 800-564-3036

Adjusted segment profit for the Transportation segment for the fourth quarter and full year of 2009 increased 1% and 10%, respectively, over corresponding 2008 results.  The fourth-quarter increase reflects the benefit of increased tariff rates partially offset by lower volumes.  The full-year increase primarily reflects higher average tariff rates and increased pipeline loss allowance revenue, partially offset by a gain on sale of linefill during the 2008 period.

Adjusted segment profit for the Facilities segment for the fourth quarter and full year of 2009 increased 22% and 39%, respectively, over comparable 2008 metrics primarily due to capacity increases from recently completed capital projects and acquisitions.

Adjusted segment profit for the Supply & Logistics segment for the fourth quarter and full year of 2009 increased 45% and 12% over comparable 2008 metrics.  The increase in the fourth-quarter results over the prior period resulted primarily from higher average LPG margins, partially offset by lower quality arbitrage opportunities resulting from tighter crude oil differentials.  The increase in the full-year 2009 results over the prior period resulted primarily from higher LPG margins and favorable contango market conditions experienced early in the year, partially offset by lower gathering margins.

The Partnership’s basic weighted average units outstanding for the fourth quarter of 2009 totaled 136 million (137 million diluted) as compared to 123 million (124 million diluted) in last year’s fourth quarter. At December 31, 2009, the Partnership had approximately 136.1 million units outstanding, long-term debt of approximately $4.1 billion ($222 million of which supports hedged inventory) and an adjusted long-term debt-to-total capitalization ratio of 49%.

The Partnership has declared a quarterly distribution of $0.9275 per unit ($3.71 per unit on an annualized basis) payable February 12, 2010 on its outstanding limited partner units.  This distribution represents an increase of approximately 3.9% over the quarterly distribution paid in February 2009 and an increase of approximately 0.8% from the November 2009 distribution level.

Prior to its February 11th conference call, the Partnership will furnish a current report on Form 8-K, which will include material in this press release and financial and operational guidance for the first quarter and full year 2010. A copy of the Form 8-K will be available on the Partnership’s website at www.paalp.com.

Non-GAAP Financial Measures

In this release, the Partnership’s EBITDA disclosure is not presented in accordance with generally accepted accounting principles and is not intended to be used in lieu of GAAP presentations of net income or cash flows from operating activities. EBITDA is presented because we believe it provides additional information with respect to both the performance of our fundamental business activities as well as our ability to meet our future debt service, capital expenditures and working capital requirements. We also believe that debt holders commonly use EBITDA to analyze Partnership performance. In addition, we present selected items that impact the comparability of our operating results as additional information that may be helpful to your understanding of our financial results. We consider an understanding of these selected items impacting comparability to be material to our evaluation of our operating results and prospects.

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333 Clay Street, Suite 1600 Houston, Texas 77002 713-646-4100 / 800-564-3036

Although we present selected items that we consider in evaluating our performance, you should also be aware that the items presented do not represent all items that affect comparability between the periods presented. Variations in our operating results are also caused by changes in volumes, prices, exchange rates, mechanical interruptions, acquisitions and numerous other factors. These types of variations are not separately identified in this release, but will be discussed, as applicable, in management’s discussion and analysis of operating results in our Annual Report on Form 10-K.

A reconciliation of EBITDA to net income and cash flows from operating activities for the periods presented is included in the tables attached to this release. In addition, the Partnership maintains on its website (www.paalp.com) a reconciliation of all non-GAAP financial information, such as EBITDA, to the most comparable GAAP measures. To access the information, investors should click on the “Investor Relations” link on the Partnership’s home page and then the “Non-GAAP Reconciliation” link on the Investor Relations page.

Conference Call

The Partnership will host a conference call at 11:00 AM (Eastern) on Thursday, February 11, 2010 to discuss the following items:

1.              The Partnership’s fourth-quarter and full-year 2009 performance;

2.              The status of major expansion projects;

3.              Capitalization and liquidity;

4.              Financial and operating guidance for the first quarter and full year 2010; and

5.              The Partnership’s outlook for the future.

Webcast Instructions

To access the Internet webcast, please go to the Partnership’s website at www.paalp.com, choose “Investor Relations,” and then choose “Conference Calls.”  Following the live webcast, the call will be archived for a period of sixty (60) days on the Partnership’s website.

If you are unable to participate in the webcast, please dial 800-230-1059, or, for international callers, 612-234-9960, at approximately 10:55 AM (Eastern). No password is required.  You may access the slide presentation accompanying the conference call a few minutes prior to the call under the Conference Call Summaries portion of the Conference Calls tab of the Investor Relations section of PAA’s website at www.paalp.com.

Telephonic Replay Instructions

To listen to a telephonic replay of the conference call, please dial 800-475-6701, or, for international callers, 320-365-3844, and replay access code 141692.  The replay will be available beginning Thursday, February 11, 2010, at approximately 12:00 PM (Central) and continue until 10:59 PM (Central) Thursday, March 11, 2010.

Plains All American Pipeline, L.P. is a publicly traded master limited partnership engaged in the transportation, storage, terminalling and marketing of crude oil, refined products and liquefied

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333 Clay Street, Suite 1600 Houston, Texas 77002 713-646-4100 / 800-564-3036

petroleum gas and other natural gas related petroleum products. The Partnership is also engaged in the development and operation of natural gas storage facilities. The Partnership is headquartered in Houston, Texas.

Forward Looking Statements

Except for the historical information contained herein, the matters discussed in this release are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from results anticipated in the forward-looking statements. These risks and uncertainties include, among other things, failure to implement or capitalize on planned internal growth projects; maintenance of our credit rating and ability to receive open credit from our suppliers and trade counterparties; continued creditworthiness of, and performance by, our counterparties, including financial institutions and trading companies with which we do business; the success of our risk management activities; environmental liabilities or events that are not covered by an indemnity, insurance or existing reserves; abrupt or severe declines or interruptions in outer continental shelf production located offshore California and transported on our pipeline systems; shortages or cost increases of power supplies, materials or labor; the availability of adequate third-party production volumes for transportation and marketing in the areas in which we operate and other factors that could cause declines in volumes shipped on our pipelines by us and third-party shippers, such as declines in production from existing oil and gas reserves or failure to develop additional oil and gas reserves; fluctuations in refinery capacity in areas supplied by our mainlines and other factors affecting demand for various grades of crude oil, refined products and natural gas and resulting changes in pricing conditions or transportation throughput requirements; the availability of, and our ability to consummate, acquisition or combination opportunities; our ability to obtain debt or equity financing on satisfactory terms to fund additional acquisitions, expansion projects, working capital requirements and the repayment or refinancing of indebtedness; the successful integration and future performance of acquired assets or businesses and the risks associated with operating in lines of business that are distinct and separate from our historical operations; unanticipated changes in crude oil market structure and volatility (or lack thereof); the impact of current and future laws, rulings, governmental regulations, accounting standards and statements, and related interpretations; the effects of competition; interruptions in service and fluctuations in tariffs or volumes on third-party pipelines; increased costs or lack of availability of insurance; fluctuations in the debt and equity markets, including the price of our units at the time of vesting under our long-term incentive plans; the currency exchange rate of the Canadian dollar; weather interference with business operations or project construction; risks related to the development and operation of natural gas storage facilities; future developments and circumstances at the time distributions are declared; general economic, market or business conditions and the amplification of other risks caused by deteriorated financial markets, capital constraints and pervasive liquidity concerns; and other factors and uncertainties inherent in the transportation, storage, terminalling and marketing of crude oil, refined products and liquefied petroleum gas and other natural gas related petroleum products discussed in the Partnership’s filings with the Securities and Exchange Commission.

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333 Clay Street, Suite 1600 Houston, Texas 77002 713-646-4100 / 800-564-3036

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per unit data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
REVENUES	$6,078	$4,943	$18,520	$30,061

COSTS AND EXPENSES
Purchases and related costs	5,620	4,550	16,656	28,479
Field operating costs	164	159	638	617
General and administrative expenses	58	31	211	160
Depreciation and amortization	63	61	236	211
Total costs and expenses	5,905	4,801	17,741	29,467
OPERATING INCOME	173	142	779	594

OTHER INCOME/(EXPENSE)
Equity earnings in unconsolidated entities	2	4	15	14
Interest expense	(58)	(53)	(224)	(196)
Other income/(expense), net	(2)	6	16	33
INCOME BEFORE TAX	115	99	586	445
Current income tax expense	(10)	—	(15)	(9)
Deferred income tax benefit/(expense)	5	(1)	9	1
NET INCOME	110	98	580	437
Less: Net income attributable to the noncontrolling interest	—	—	(1)	—
NET INCOME ATTRIBUTABLE TO PLAINS	$110	$98	$579	$437

NET INCOME ATTRIBUTABLE TO PLAINS:

LIMITED PARTNERS	$74	$69	$443	$325

GENERAL PARTNER	$36	$29	$136	$112

BASIC NET INCOME PER LIMITED PARTNER UNIT	$0.53	$0.56	$3.34	$2.66

DILUTED NET INCOME PER LIMITED PARTNER UNIT	$0.52	$0.56	$3.32	$2.64

BASIC WEIGHTED AVERAGE UNITS OUTSTANDING	136	123	130	120

DILUTED WEIGHTED AVERAGE UNITS OUTSTANDING	137	124	131	121

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333 Clay Street, Suite 1600          Houston, Texas 77002          713-646-4100 / 800-564-3036

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

OPERATING DATA (1)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008

Transportation activities (Average Daily Volumes, thousands of barrels):
Tariff activities
All American	41	45	40	45
Basin	407	394	394	377
Capline	160	222	193	219
Line 63/Line 2000	117	135	131	147
Salt Lake City Area Systems (2)	129	88	131	93
West Texas/New Mexico Area Systems (2)	349	386	368	372
Manito	65	71	63	70
Rainbow	180	192	183	129
Rangeland	48	58	53	58
Refined products	110	105	100	109
Other	1,101	1,233	1,180	1,232
Tariff activities total	2,707	2,929	2,836	2,851
Trucking	87	101	85	97
Transportation activities total	2,794	3,030	2,921	2,948

Facilities activities (Average Monthly Volumes):
Crude oil, refined products, and LPG storage (average monthly capacity in millions of barrels)	57	55	56	53
Natural gas storage (average monthly capacity in billions of cubic feet) (3)	40	16	26	14
LPG processing (average throughput in thousands of barrels per day)	14	17	15	17
Facilities activities total (average monthly capacity in millions of barrels) (4)	64	58	61	56

Supply & Logistics activities (Average Daily Volumes, thousands of barrels):
Crude oil lease gathering purchases	594	645	612	658
Refined products	37	33	35	26
LPG sales	154	157	105	103
Waterborne foreign crude oil imported	59	66	55	80
Supply & Logistics activities total	844	901	807	867

(1)                       Volumes associated with acquisitions represent total volumes for the number of days we actually owned the assets divided by the number of days in the period.

(2)                       The aggregate of multiple systems in the respective areas.

(3)                       In September 2009, we acquired the remaining 50% indirect interest in PAA Natural Gas Storage, LLC (“PNGS”) from Vulcan Gas Storage LLC, which resulted in our 100% ownership of the natural gas storage business and related operating entities.  Therefore, natural gas storage volumes for 2008 and January through August 2009 are netted to our 50% interest in PNGS.  September 2009 through December 2009 volumes represent our 100% interest in PNGS.

(4)                       Facilities total is calculated as the sum of: (i) crude oil, refined products and LPG storage capacity; (ii) natural gas storage capacity divided by 6 to account for the 6:1 mcf of gas to crude oil barrel ratio; and (iii) LPG processing volumes multiplied by the number of days in the period and divided by the number of months in the period.

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333 Clay Street, Suite 1600          Houston, Texas 77002          713-646-4100 / 800-564-3036

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

CONDENSED CONSOLIDATED BALANCE SHEET DATA

(In millions)

	December 31,	December 31,
	2009	2008
ASSETS
Current assets	$3,658	$2,596
Property and equipment, net	6,340	5,059
Linefill and base gas	501	425
Long-term inventory	121	139
Investment in unconsolidated entities	82	257
Goodwill	1,287	1,210
Other long-term assets, net	369	346
Total assets	$12,358	$10,032

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities	$3,782	$2,960
Long-term debt under credit facilities and other	6	40
Senior notes, net of unamortized net discount	4,136	3,219
Other long-term liabilities and net deferred credits	275	261
Total liabilities	8,199	6,480

Partners’ capital excluding noncontrolling interest	4,096	3,552
Noncontrolling interest	63	—
Total partners’ capital	4,159	3,552
Total liabilities and partners’ capital	$12,358	$10,032

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333 Clay Street, Suite 1600 Houston, Texas 77002 713-646-4100 / 800-564-3036

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

CREDIT RATIOS

(In millions)

			December 31,
	December 31,		2009
	2009	Adjustment (1)	Adjusted
Short-term debt	$1,074	$222	$1,296
Long-term debt	4,142	(222)	3,920
Total debt	$5,216	$—	$5,216

Long-term debt	$4,142	$(222)	$3,920
Partners’ Capital	4,159	—	4,159
Total book capitalization	$8,301	$(222)	$8,079

Total book capitalization including short-term debt	$9,375	$—	$9,375

Long-term debt to total book capitalization	50%		49%

Total debt to total book capitalization including short-term debt	56%		56%

(1)                           The adjustment represents the portion of the 4.25% senior notes due September 2012 that has been used to fund hedged inventory and would be classified as short-term debt if funded on our credit facilities.  These notes were issued in July 2009 and the proceeds are being used to supplement capital available from our hedged inventory facility.

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333 Clay Street, Suite 1600 Houston, Texas 77002 713-646-4100 / 800-564-3036

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

COMPUTATION OF BASIC AND DILUTED EARNINGS PER LIMITED PARTNER UNIT

(In millions, except per unit data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
Numerator for basic and diluted earnings per limited partner unit:
Net Income Attributable to Plains	$110	$98	$579	$437
Less: General partner’s incentive distribution paid (1)	(35)	(28)	(127)	(106)
Subtotal	75	70	452	331
Less: General partner 2% ownership (1)	(1)	(1)	(9)	(6)
Net income available to limited partners	74	69	443	325
Adjustment in accordance with application of the two-class method for MLPs (1)	(2)	—	(9)	(5)
Net income available to limited partners in accordance with application of the two-class method for MLPs (1)	$72	$69	$434	$320

Denominator:
Basic weighted average number of limited partner units outstanding	136	123	130	120
Effect of dilutive securities:
Weighted average LTIP units	1	1	1	1
Diluted weighted average number of limited partner units outstanding	137	124	131	121

Basic net income per limited partner unit	$0.53	$0.56	$3.34	$2.66

Diluted net income per limited partner unit	$0.52	$0.56	$3.32	$2.64

(1)                           We calculate net income available to limited partners based on the distribution paid during the current quarter (including the incentive distribution interest in excess of the 2% general partner interest).  However, FASB guidance requires that the distribution pertaining to the current period’s net income, which is to be paid in the subsequent quarter, be utilized in the earnings per unit calculation.  After adjusting for this distribution, the remaining undistributed earnings or excess distributions over earnings, if any, are allocated to the general partner and limited partners in accordance with the contractual terms of the partnership agreement for earnings per unit calculation purposes.  We reflect the impact of the difference in (i) the distribution utilized and (ii) the calculation of the excess 2% general partner interest as the “Adjustment in accordance with application of the two-class method for MLPs.”

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333 Clay Street, Suite 1600     Houston, Texas 77002      713-646-4100 / 800-564-3036

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

FINANCIAL DATA RECONCILIATIONS

(In millions)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
Net income to earnings before interest, taxes, depreciation and amortization (“EBITDA”) and excluding selected items impacting comparability (“Adjusted EBITDA”) reconciliations
Net Income	$110	$98	$580	$437
Add: Interest expense	58	53	224	196
Add: Income tax expense	5	1	6	8
Add: Depreciation and amortization	63	61	236	211
EBITDA	236	213	1,046	852
Selected items impacting comparability	39	23	(24)	35
Adjusted EBITDA	$275	$236	$1,022	$887

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
Cash flow from operating activities reconciliation
EBITDA	$236	$213	$1,046	$852
Current income tax expense	(10)	—	(15)	(9)
Interest expense	(58)	(53)	(224)	(196)
Net change in assets and liabilities, net of acquisitions	(170)	458	(510)	186
Other items to reconcile to cash flows from operating activities:
Equity compensation (benefit)/charge	20	(2)	68	24

Net cash provided by operating activities	$18	$616	$365	$857

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333 Clay Street, Suite 1600     Houston, Texas 77002      713-646-4100 / 800-564-3036

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

FINANCIAL DATA RECONCILIATIONS

(In millions, except per unit data) (continued)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
Funds flow from operations (“FFO”)/Distributable cash flow (“DCF”)
Net Income	$110	$98	$580	$437
Equity earnings in unconsolidated entities, net of distributions	(2)	(1)	(8)	(4)
Depreciation and amortization	63	61	236	211
Deferred income tax (benefit)/expense	(5)	1	(9)	(1)
Distribution to noncontrolling interest	(2)	—	(2)	—
FFO	164	159	797	643
Maintenance capital	(25)	(25)	(81)	(81)
FFO after maintenance capital	139	134	716	562
Selected items impacting comparability	39	23	(24)	35
DCF	$178	$157	$692	$597

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
Net income Attributable to Plains and earnings per limited partner unit excluding selected items impacting comparability

Net Income Attributable to Plains	$110	$98	$579	$437
Selected items impacting comparability	39	23	(24)	35
Adjusted Net Income Attributable to Plains	$149	$121	$555	$472

Net income available to limited partners in accordance with application of the two-class method for MLPs	$72	$69	$434	$320
Limited partners’ 98% of selected items impacting comparability	38	23	(24)	34
Adjusted limited partners’ net income	$110	$92	$410	$354

Adjusted basic net income per limited partner unit	$0.81	$0.75	$3.16	$2.96

Adjusted diluted net income per limited partner unit	$0.80	$0.74	$3.14	$2.93

Basic weighted average units outstanding	136	123	130	120

Diluted weighted average units outstanding	137	124	131	121

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333 Clay Street, Suite 1600     Houston, Texas 77002      713-646-4100 / 800-564-3036